Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-140068) of Artificial Life, Inc. of our report dated March 15, 2010, on the consolidated financial statements as of December 31, 2009, and for the year then ended December 31, 2009, which appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2009.

/s/ GHP Horwath, P.C.

GHP Horwath, P.C.

Denver, Colorado

August 2, 2011